                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A



                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):        May 31, 1996
                                                 -------------------------------




                          NICHOLS RESEARCH CORPORATION
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                    0-15295                    63-0713665
- --------------------------------------------------------------------------------
(State or other jurisdiction  (Commission File Number)         (IRS Employer
     of incorporation)                                      Identification No.)



          4040 South Memorial Parkway, Huntsville, Alabama 35802-1326
- --------------------------------------------------------------------------------
          (Address, including zip code, of principal executive office)


                                (205) 883-1140
- --------------------------------------------------------------------------------
             (Registrant's telephone number, including area code)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)     Financial Statements of Advanced Marine Enterprises, Inc. (AME)

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors
Advanced Marine Enterprises, Inc.

     We have audited the accompanying balance sheet of Advanced Marine Enterprises, Inc. as of May 31, 1996, and the related statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Marine Enterprises, Inc. at May 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Birmingham, Alabama
July 1, 1996

                       ADVANCED MARINE ENTERPRISES, INC.

                                 BALANCE SHEET

                                  MAY 31, 1996

                                           ASSETS
Current assets:
  Cash and cash equivalents.....................................................  $   412,284
  Accounts receivable (Note 2)..................................................    7,028,322
  Employee advances and other receivables.......................................       26,571
  Prepaid expenses..............................................................      172,837
                                                                                  -----------
          Total current assets..................................................    7,640,014
Property, equipment and improvements:
  Furniture and fixtures........................................................      422,582
  Computers and related equipment...............................................    4,425,393
  Automobiles...................................................................      143,323
  Leasehold improvements........................................................      349,301
                                                                                  -----------
                                                                                    5,340,599
  Less accumulated depreciation and amortization................................   (3,385,675)
                                                                                  -----------
  Net property, equipment and improvements......................................    1,954,924
Other assets....................................................................        4,763
                                                                                  -----------
          Total assets..........................................................  $ 9,599,701
                                                                                  ===========
                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..............................................................  $ 2,176,176
  Accrued expenses..............................................................    1,057,851
  Accrued compensation and benefits.............................................    1,037,428
  Billings in excess of cost and estimated earnings.............................      305,827
                                                                                  -----------
          Total current liabilities.............................................    4,577,282
Commitments and contingencies (Notes 4 and 8)
Stockholders' equity:
  Common stock, Series A, $1 par value; authorized 60,000 shares, 27,900 shares
     issued and outstanding (Note 5)............................................       27,900
  Common stock, Series B, $1 par value; authorized 500,000 shares, 271,642
     shares issued and outstanding..............................................      271,642
  Additional paid-in capital....................................................      949,906
  Retained earnings.............................................................    4,167,528
  Less cost of 30,192 shares treasury stock (Note 7)............................     (394,557)
                                                                                  -----------
          Total stockholders' equity............................................    5,022,419
                                                                                  -----------
          Total liabilities and stockholders' equity............................  $ 9,599,701
                                                                                  ===========

                            See accompanying notes.

                       ADVANCED MARINE ENTERPRISES, INC.

                              STATEMENT OF INCOME

                            YEAR ENDED MAY 31, 1996

Revenue.........................................................................  $35,543,255
Costs and expenses:
  Direct and allocable expenses.................................................   22,873,960
  General and administrative expenses...........................................   10,772,582
                                                                                  -----------
          Total costs and expenses..............................................   33,646,542
                                                                                  -----------
Operating profit................................................................    1,896,713
Other income (expense):
  Other income..................................................................       97,951
  Interest expense..............................................................       (4,197)
                                                                                  -----------
          Net income............................................................  $ 1,990,467
                                                                                  ===========

                            See accompanying notes.

                       ADVANCED MARINE ENTERPRISES, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                            YEAR ENDED MAY 31, 1996

                            COMMON STOCK,          COMMON STOCK,
                              SERIES  A              SERIES B
                        ---------------------  ----------------------
                         NUMBER OF               NUMBER OF               ADDITIONAL                                 TOTAL
                          SHARES                  SHARES                  PAID-IN      RETAINED     TREASURY    STOCKHOLDERS'
                        OUTSTANDING   AMOUNT    OUTSTANDING    AMOUNT     CAPITAL      EARNINGS       STOCK        EQUITY
                        -----------   -------   -----------   --------   ----------   -----------   ---------   -------------
BALANCE AT MAY 31,
  1995................      7,425     $ 7,425     266,354     $266,354    $ 171,603   $ 6,071,959   $(325,108)   $  6,192,233
Stock issued..........     20,475      20,475       5,288        5,288      778,303            --          --         804,066
Stock repurchased.....         --          --          --           --           --            --     (69,449)        (69,449)
Dividends paid........         --          --          --           --           --    (3,894,898)         --      (3,894,898)
Net income............         --          --          --           --           --     1,990,467          --       1,990,467
                           ------     -------     -------     --------    ---------    ----------   ---------    ------------
BALANCE AT MAY 31,
  1996................     27,900     $27,900     271,642     $271,642    $ 949,906   $ 4,167,528   $(394,557)   $  5,022,419
                           ======     =======     =======     ========    =========    ==========   =========    ============

                           See accompanying notes.

                       ADVANCED MARINE ENTERPRISES, INC.

                            STATEMENT OF CASH FLOWS

                            YEAR ENDED MAY 31, 1996

CASH FLOWS FROM OPERATING ACTIVITIES
Net income.......................................................................  $1,990,467
Adjustments to reconcile net income to net cash provided by operating activities:
  Loss on sale of property, equipment and improvements...........................       4,392
  Depreciation and amortization..................................................     778,960
  Changes in assets and liabilities:
     Accounts receivable.........................................................   3,185,397
     Employee advances and other receivables.....................................     118,271
     Other assets................................................................     (52,461)
     Accounts payable............................................................     883,573
     Accrued expenses............................................................      33,561
     Accrued compensation and benefits...........................................    (319,676)
     Billings in excess of cost and estimated earnings...........................    (247,376)
                                                                                   ----------
Net cash provided by operating activities........................................   6,375,108
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property, equipment and improvements.......................      30,200
Purchase of property, equipment and improvements.................................  (1,329,198)
                                                                                   ----------
Net cash used in investing activities............................................  (1,298,998)
CASH FLOWS FROM FINANCING ACTIVITIES
Sale of common stock.............................................................     804,066
Purchase of treasury stock.......................................................     (69,449)
Net payments under line of credit agreement......................................  (1,371,771)
Dividends paid...................................................................  (3,894,898)
                                                                                   ----------
Net cash used in financing activities............................................  (4,532,052)
                                                                                   ----------
Net increase in cash and cash equivalents........................................     544,058
Bank overdrafts at beginning of year.............................................    (131,774)
                                                                                   ----------
Cash and cash equivalents at end of year.........................................  $  412,284
                                                                                   ==========

                            See accompanying notes.

                       ADVANCED MARINE ENTERPRISES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                  MAY 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     Advanced Marine Enterprises, Inc. (AME) provides naval architectural and marine engineering services, including the development and support of analytic software systems, modeling and simulation services and simulator systems, to the Department of Navy and other customers.

  Revenue Recognition

     The major portion of the Company's revenues result from services performed under U.S. Government contracts, either directly or through subcontracts. Revenue on cost-plus-fee contracts (including award fee) is recognized based on reimbursable costs incurred plus estimated fees earned thereon. Revenue on fixed-price contracts is recognized using the percentage of completion method based on costs incurred in relation to total estimated costs. Revenue on time-and-materials contracts is recognized to the extent of fixed billable rates for hours plus reimbursable costs. Provisions for losses on contracts are recognized in the period in which the loss is first determinable. Contracts in process are stated at cost incurred plus estimated earnings, less amounts billed to customers. Consistent with industry standards, amounts relating to long-term contracts are classified as current assets although a portion of these amounts are not expected to be realized within one year.

  Use of Estimates

     The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amount reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Cash and Temporary Cash Investments

     The Company considers as cash and cash equivalents those securities that are available upon demand or have maturities of three months or less at the time of purchase. The Company adopted Financial Accounting Standard Board Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, in the current year. Such adoption had no material affect on the accompanying financial statements. The Company records investments at their fair value which approximates market value.

  Property, Equipment and Improvements

     Property, equipment and improvements are stated at cost. Depreciation of property and equipment is being provided over the estimated useful lives of the assets, ranging from three to seven years, principally by use of the straight-line method. Leasehold improvements are amortized on a straight-line basis over the shorter of their estimate useful lives or the life of the respective lease, ranging from one to five years.

2. ACCOUNTS RECEIVABLE

     The following summary shows the elements of accounts receivable from long-term contracts and programs at May 31, 1996:

    Billed receivables.......................................................  $2,416,601
    Recoverable costs and accrued profit on progress completed -- not
      billed.................................................................   4,611,721
                                                                               ----------
                                                                               $7,028,322
                                                                               ==========

     Accounts receivable includes $6,233,554 due from the U.S. Government at May 31, 1996. Unbilled accounts receivable include retainages of $886,593 at May 31, 1996.

                       ADVANCED MARINE ENTERPRISES, INC.

3. BANK OVERDRAFT

     The Company maintains a line of credit with a bank which provides that checks presented for payment in excess of the Company's cash balance be covered by draws from the line of credit. Interest payments were $4,197 for the year ended May 31, 1996. In connection with the transaction described in Note 9, the line of credit agreement was terminated on May 31, 1996.

4. COMMITMENTS AND CONTINGENCIES

  Government contracts

     Certain of the Company's contracts are with agencies of the U.S. Government, with over 90% of its revenues for the year ended May 31, 1996 from the U.S. Navy. The Company's income from these contracts is subject to audit, with audits having been completed through the year ended May 31, 1992. In the opinion of management, adjustments, if any, would not have a material effect on the financial position of the Company at May 31, 1996.

     The Defense Contract Audit Agency (DCAA) performed an incurred cost audit of the Company's books and records for the three years ended May 31, 1995 and have issued their preliminary findings which included a significant proposed adjustment. Pursuant to the Stock Purchase Agreement described in Note 9, the Company is entitled to indemnification by the stockholders identified therein in an amount equal to any adjustments that arise in connection with this audit. In the opinion of management, final adjustments as a result of this audit, if any, would not have a material effect on the financial position of the Company at May 31, 1996.

  Profit-sharing plan

     The Company has a profit-sharing plan which provides for the distribution of cash awards to eligible employees. Contributions under the plan are at the discretion of the Board of Directors in an amount not to exceed the maximum amount allowable under applicable provisions of the Internal Revenue Code. The contribution for the year ended May 31, 1996 was $500,000.

  Operating leases

     The Company leases its office space over periods ranging from one to five years. Certain of these leases provide for annual increases based on increases in real estate taxes, operating costs and the Consumer Price Index. Rent expense was $1,934,902 for the period ended May 31, 1996. Minimum rental payments required under operating leases, and the future minimum sublease rentals, for the years ending May 31, are as follows:

    1997.....................................................................  $1,651,236
    1998.....................................................................   1,160,628
    1999.....................................................................     890,045
    2000.....................................................................     870,576
    2001.....................................................................     798,028
                                                                               ----------
                                                                               $5,370,513
                                                                               ==========

                       ADVANCED MARINE ENTERPRISES, INC.

5. STOCK OPTION PLANS

     Under the terms of its employee stock option plan, adopted January 27, 1987, options to purchase shares of the Company's Series A common stock are granted at a price equal to the market price of the stock at the date of grant as determined by the Company's stock purchase agreement. Following is a summary of transactions for the year ending May 31, 1996:

                                                                              SHARES UNDER
                                                                                 OPTION
                                                                              ------------
    Outstanding, beginning of year..........................................      18,975
    Granted during the year.................................................       6,788
    Exercised during the year (at prices ranging from $8.83 to $19.04)......     (25,763)
    Outstanding, end of year................................................          --
                                                                              ----------
    Eligible for exercise, end of year......................................          --
                                                                              ==========

6. INCOME TAXES

     No provision has been made for federal or state income tax for the year ended May 31, 1996. Under Subchapter S of the Internal Revenue Code, the Company has elected not to be taxed as a corporation and the shareholders have consented to include their pro-rata share of the income or loss in their individual tax returns.

7. TREASURY STOCK

     As of May 31, 1996, officers of the Company have sold a total of 9,288 shares of common stock to the Company at a cost of $125,287.

8. LITIGATION

     The Company, and certain employees of the Company, are defendants in an action titled PRC, Inc. v. Advanced Marine Enterprises, Inc., et al., wherein PRC, Inc. alleged that the Company and certain of its employees conspired to unlawfully take the business of the PRC Engineering Department. The judge in this matter issued preliminary findings and preliminary damages in the form of a bench ruling in favor of PRC, Inc. The Company has been ordered to pay PRC Inc.'s attorney fees, and a hearing to quantify the amount of such award is expected in late July 1996. Pursuant to the Stock Purchase Agreement described in Note 9, the Company is entitled to indemnification by the stockholders identified therein in an amount equal to any damages that arise in connection with this matter.

     Two former employees, in unrelated matters, have made claims for damages arising out of termination of their employment. The outcome of the pending claims cannot be determined at this time. Pursuant to the Stock Purchase Agreement described in Note 9, the Company is entitled to indemnification by the stockholders identified therein in an amount equal to any damages that arise in connection with these matters.

9. SUBSEQUENT EVENT

     On May 31, 1996, Nichols Research Corporation (NRC) entered into a Stock Purchase Agreement (the Agreement) and purchased all of the issued and outstanding capital stock of AME from the shareholders of AME pursuant to that Agreement. The AME shares were purchased for $16,500,000 in cash and common stock of NRC. The purchase price is based on a base book value of the Company of $4,000,000. If the Company's actual book value as of May 31, 1996, is greater or less than base book value, the purchase price will be increased or decreased by the same dollar amount as the difference and will be a post-closing adjustment to the consideration paid at closing. Actual book value will be the amount of the Company's net assets less liabilities per the balance sheet of the Company as of May 31, 1996.

         (b)     Pro Forma Financial Information.

         The unaudited pro forma condensed consolidated statements of income have been prepared by Registrant based upon assumptions deemed proper by it. The unaudited pro forma condensed consolidated statements of income were prepared assuming that the acquisition took place as of the beginning of the year ended August 31, 1995. The unaudited pro forma condensed consolidated statements of income presented herein are shown for illustrative purposes only and are not necessarily indicative of the future results of operations of Registrant, or of the results of operations of Registrant that would have actually occurred had the transaction been in effect as of the date or for the periods presented.

         The unaudited pro forma condensed consolidated statements of income should be read in conjunction with the historical financial statements and related notes of Registrant.

                          NICHOLS RESEARCH CORPORATION
                     AND ADVANCED MARINE ENTERPRISES, INC.

                        PRO FORMA CONDENSED CONSOLIDATED
                        STATEMENT OF INCOME (UNAUDITED)

                           YEAR ENDED AUGUST 31, 1995

                                                          AME HISTORICAL                       NRC AND AME
                                      NRC HISTORICAL        YEAR ENDED                        PRO ORMA YEAR
                                        YEAR ENDED          AUGUST 31,        PRO FORMA       ENDED AUGUST
                                      AUGUST 31, 1995          1995          ADJUSTMENTS        31, 1995
                                      ---------------     --------------     -----------     ---------------
                                                         (IN THOUSANDS EXCEPT SHARE DATA)
Revenues............................    $  170,331           $ 30,485          $    --         $  200,816
Costs and expenses:
  Direct and allocable costs........       147,584             20,471               --            168,055
  General and administrative
     expenses.......................        12,917              8,212              833 (1)         21,962
                                        ----------           --------          -------         ----------
          Total costs and
            expenses................       160,501             28,683              833            190,017
                                        ----------           --------          -------         ----------
Operating profit....................         9,830              1,802             (833)            10,799
Other income (expense):
  Interest expense..................          (114                (17)            (250)(2)           (381)
  Other income, principally
     interest.......................         1,602                 60                               1,662
                                        ----------           --------          -------         ----------
Income before income taxes..........        11,318              1,845           (1,083)            12,080
Income taxes........................         4,116                 --              277 (3)          4,393
                                        ----------           --------          -------         ----------
Net income..........................    $    7,202           $  1,845          $(1,360)        $    7,687
                                        ==========           ========          =======         ==========
Net income per common share.........    $     1.15                                             $     1.21
                                        ==========                                             ==========
Weighted average number of common
  and common equivalent shares
  outstanding.......................     6,279,109                              72,044 (4)      6,351,153
                                        ==========                             =======         ==========

 See notes to unaudited pro forma condensed consolidated statements of income.

                          NICHOLS RESEARCH CORPORATION
                     AND ADVANCED MARINE ENTERPRISES, INC.

                        PRO FORMA CONDENSED CONSOLIDATED
                        STATEMENT OF INCOME (UNAUDITED)

                         NINE MONTHS ENDED MAY 31, 1996

                                                                                             NRC AND AME
                                                                                              PRO FORMA
                                         NRC HISTORICAL   AME HISTORICAL                     NINE MONTHS
                                          NINE MONTHS      NINE MONTHS                          ENDED
                                             ENDED            ENDED         PRO FORMA          MAY 31,
                                          MAY 31, 1996     MAY 31, 1996    ADJUSTMENTS          1996
                                         --------------   --------------   -----------       -----------
                                                        (IN THOUSANDS EXCEPT SHARE DATA)
Revenues...............................     $153,202         $ 27,871        $    --         $  181,073
Costs and expenses:
  Direct and allocable contract
     costs.............................      129,735           17,853             --            147,588
  General and administrative
     expenses..........................       13,879            8,611            625(1)          23,115
                                         --------------   --------------   ---------         ----------
          Total costs and expenses.....      143,614           26,464            625            170,703
                                         --------------   --------------   ---------         ----------
Operating profit.......................        9,588            1,407           (625)            10,370
Other income (expense):
  Interest expense.....................         (226)              (5)          (188)(2)           (419)
  Other income, principally interest...          749               98             --                847
                                         --------------   --------------   ---------         ----------
Income before income taxes.............       10,111            1,500           (813)            10,798
Income taxes...........................        3,670               --            249(3)           3,919
                                         --------------   --------------   ---------         ----------
Net income.............................     $  6,441         $  1,500        $(1,062)        $    6,879
                                         ===========      ===========      =========         ==========
Net income per common share............     $    .96                                         $     1.01
                                         ===========                                         ==========
Weighted average number of common and
  common equivalent shares
  outstanding..........................    6,741,527                          72,044(4)       6,813,571
                                         ===========                       =========         ==========

 See notes to unaudited pro forma condensed consolidated statements of income.

                     NOTES TO NICHOLS RESEARCH CORPORATION
                      AND ADVANCED MARINE ENTERPRISE, INC.

                        PRO FORMA CONDENSED CONSOLIDATED
                        STATEMENTS OF INCOME (UNAUDITED)

PRO FORMA INCOME STATEMENT ADJUSTMENTS

(1) To record the amortization of goodwill for the year ended August 31, 1995 and the nine months ended May 31, 1996, based on estimated goodwill of $12,500,000 amortized over fifteen years.

(2) To record the net interest cost of the acquisition based upon the Company's average borrowing rate and average amounts earned on invested cash and cash equivalents for the year ended August 31, 1995 and the nine months ended May 31, 1996.

(3) Under Subchapter S of the Internal Revenue Code, AME elected not to be taxed as a corporation and the shareholders have consented to include their pro-rata share of the income or loss in their individual tax returns. Therefore, no provision has been made for federal or state income taxes for the year ended August 31, 1995 or the nine months ended May 31, 1996. The pro forma adjustment represents an assumed tax provision based upon AME's income for the year ended August 31, 1995, and nine months ended May 31, 1996, less the amortization of goodwill and net interest expense calculated using the Company's effective rate of 36.37% and 36.30% for the year ended August 31, 1995 and the nine months ended May 31, 1996, respectively.

(4) Net income per common share assumes the shares issued in conjunction with the acquisition were issued on September 1, 1994 and were outstanding for the entire year.

         (c)     Exhibits.

         None.




                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NICHOLS RESEARCH CORPORATION
                                                (Registrant)


                                        By:  Chris H. Horgen
                                           ---------------------------------
                                             Chris H. Horgen
                                             Chief Executive Officer and
                                                Chairman of the Board

Date:  July 24, 1996